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                     FOURTH AMENDMENT TO LINE OF CREDIT AGREEMENT


     This Fourth Amendment to Line of Credit Agreement (the "Amendment") is effective as of September 15, 1998 by and between SANWA BANK CALIFORNIA (the "Bank") and ZENITH NATIONAL INSURANCE CORP. (the "Borrower") with respect to the following:

     This Amendment shall be deemed to be a part of and subject to that certain Line of Credit Agreement dated as of December 15, 1994, as heretofore amended, and any and all addenda and riders heretofore made (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

     WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

     NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

     1. CERTAIN DEFINED TERMS. Unless elsewhere defined in this Fourth Amendment, the following terms shall have the following meaning

               "CAPITAL SECURITIES" shall mean the 8.55% Capital Securities issued by the Trust on July 30, 1998.

               "CONFIDENTIAL OFFERING CIRCULAR" shall mean the Confidential Offering Circular dated July 27, 1998 for the Capital Securities to be issued by the Trust.

               "CONTINGENT OBLIGATIONS" shall mean any agreement, undertaking or arrangement (other than insurance and reinsurance obligations and surety bonds, in each case entered into in the ordinary course of business) by which any Person guarantees, endorses or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss but excluding the Borrower's agreement to subordinate debt owed to it by Perma-Bilt, a Nevada corporation, to amounts owed to others) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation of other liability guaranteed thereby. The obligations of the Borrower through the Guarantee, the Declaration, the Subordinated Deferrable Interest Debentures, and the Indenture (which taken together is a full and unconditional guaranty by Borrower of the Trust's obligations under the Capital Securities) shall not constitute Contingent Obligations for the purposes of this Agreement except for the provisions of section 5.02.


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               "DECLARATION" shall mean as specified in the Confidential
     Offering Circular.

               "DEBT" shall mean the outstanding principal for which Borrower is either directly liable or indirectly liable as a Contingent Obligation for (a) all indebtedness for borrowed money (b) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or business but excluding the Subordinated Deferrable Interest Debentures and the Capital Securities (c) all obligations with respect to capital leases.

               "DISTRIBUTIONS" shall mean as specified in the Confidential Offering Circular.

               "FIXED INTEREST CHARGES" shall mean interest paid, or without duplication, accrued but unpaid on (i) the Line of Credit, (ii) all indebtedness for borrowed money, and (iii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets, or businesses, which shall be determined at the end of each fiscal quarter for the four consecutive fiscal quarters then ended." For the purposes of this definition Distributions and interest on the Subordinated Deferrable Interest Debentures will be excluded.

               "GUARANTEE" shall mean as specified in the Confidential Offering Circular.

               "INDENTURE" shall mean as specified in the Confidential Offering Circular.

               "SUBORDINATED DEFERRABLE INTEREST DEBENTURES" shall mean the $77,320,000 8.55% Subordinated Deferrable Interest Debentures due August 1, 2028 issued by the Borrower.

                "TOTAL CAPITALIZATION" shall be defined as (a) Debt plus (b) Total Shareholder's Equity of the Borrower plus (c) the aggregate liquidation amount of the Capital Securities.

               "TRUST" shall mean Zenith National Insurance Capital Trust I, a statutory business trust formed under the laws of the State of Delaware. The Borrower will own all the common securities of the Trust.

     6. EVENTS OF DEFAULT. Section 5.02 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

          "5.02.
          a) Performance under this Agreement. The Borrower shall fail in any material respect to perform or observe any material term, covenant or agreement contained in this Agreement or any material document, instrument or agreement evidencing or relating to any material indebtedness of the Borrower to the Bank and any such failure (exclusive of the payment of money to the Bank under this Agreement or any other document, instrument or agreement, which failure shall constitute an immediate Event of Default if not paid within five (5) business days after notice from the Bank that the same is past due) shall continue for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default or should the default require more than (30) days but less than ninety (90) days to correct, the Borrower does not commence material corrective action within thirty (30) days and actively pursues such corrective action.



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          b)  Performance With Other Third Parties.  The Borrower shall:

               (1) fail to make any payment in respect of (a) all indebtedness of Borrower for borrowed money (b) all obligations of Borrower evidenced by notes, bonds, debentures, Subordinated Deferrable Interest Debentures, Capital Securities or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses (c) all non-contingent reimbursement or payment obligations of Borrower with respect to Surety Instruments and (d) all obligations of Borrower with respect to capital leases or any Contingent Obligations of Borrower related to (a), (b), (c), and (d), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit agreement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or

               (2) fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness or Contingent Obligation and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause such indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded.

     7. CONFIRMATION OF OTHER TERMS AND CONDITIONS OF THE AGREEMENT. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.



BANK:                                   BORROWER:

SANWA BANK CALIFORNIA                   ZENITH NATIONAL INSURANCE CORP.


By:   /s/ Dirk A. Price                 By:   /s/ Stanley R. Zax
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     Dirk A. Price, Vice President          Stanley R. Zax, President & Chairman


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